UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.02 Termination of a Material Definitive Agreement.

Effective March 31, 2020, Verus International, Inc. (the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with Nutribrands, LTDA (“Nutribrands”) as a result of the parties’ inability to agree upon advancement of Nutribrands’ business operations. Pursuant to the terms of the Termination Agreement, among other things, all agreements between the parties including (i) the October 30, 2019 Amended and Restated Operating Agreement of Nutribrands International, LLC, (ii) the Contribution and Sale Agreement dated October 30, 2019 by and among the Company, Nutribrands Holdings, LLC, South Enterprise, LLC, the members of South Enterprise, LLC, Nutribrands, the equity holders of Nutribrands and Rodrigo Nogueira, solely in his capacity as the seller’s representative and (iii) all related ancillary agreements (collectively, “Released Transactions”) were terminated and the parties released each other from all obligations arising from the Released Transactions.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Termination Agreement by and between the Company and Nutribrands, LTDA dated March 31, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated: April 14, 2020	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

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